Exhibit 99.1

Worksport Reports Preliminary Q3 Results, Reduces Operating Cash Use 89% from Second Quarter to Approximately $0.37 Million; Delivers record net sales of approximately $7.24 million

Operating cash use about 5% of net sales, down from 66% in Q2 and 249% in Q1; B2B and distribution reached 50% of September net sales

Ninth consecutive month of net sales growth; September sets Company record at $2.68 million

West Seneca, New York, November 03, 2026 - Worksport Ltd. (Nasdaq: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, today announced preliminary third-quarter 2026 results. Net cash used in operating activities was approximately $0.37 million, an improvement of ~$3.1 million or 89% compared to ~$3.4 million in the second quarter, and down from ~$8.2 million in the first quarter, as the Company converted approximately $2.5 million of inventory into sales and cash.

Preliminary Third-Quarter 2026 Highlights

●	Operating cash use at a single-digit percentage of net sales: approximately 5% in the third quarter, down from 66% in the second quarter and 249% in the first quarter

●	Record net sales of approximately $7.2 million, up 44% year-over-year and 38% from the second quarter

●	Nine Consecutive Months of Growth: September net sales reached a Company-record $2.68 million, supported by sustained gross margins above 30% and an expanding contribution from B2B sales. Management highlights that while the sales-mix now has more B2B sales, gross margin has remained stable, reflecting improved business health.

From Investment to Conversion

Worksport built inventory during the first half of 2026 to support its product launches and distribution expansion. In the third quarter, the Company began converting that inventory into sales and cash, reducing inventory to approximately $9.6 million at September 30 from $12.1 million at June 30, as production is transitioning toward a just-in-time model.

Growth Led by Distribution

B2B and distribution sales reached 50% of September net sales, up from 25% in December 2025, as distribution partners added Worksport products. SOLIS, while not yet a significant contributor to net sales, has now more than quadrupled its sales from the second quarter. Third-quarter sales orders of approximately $7.87 million exceeded invoiced sales, leaving an estimated backlog of approximately $740,000 at September 30, up from approximately $117,000 at June 30.

“Based on our current operating cash use, the resources available to us, including our credit facility, and the inventory we still must convert, we believe the business is in position to reach operating cash flow breakeven. Achieving that sustainably will let us build growth without significant dependence on equity financing. We still have work ahead of us, but the gap continues to narrow, and the pieces are in place. We described the first quarter as our investment and launch readiness quarter, and said the second half would be about conversion. The third quarter delivered on that,” said Steven Rossi, Chief Executive Officer of Worksport. “We converted inventory into sales and cash, grew gross profit faster than recurring cash costs, and reduced the cash our operations use by more than 95% since the first quarter.”

Worksport expects to report full third-quarter 2026 results with its Quarterly Report on Form 10-Q, followed by its earnings call on November 10, 2026, aftermarket.

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Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi LinkedIn |

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to its investors using its investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Supplemental Operating Metrics and Preliminary Results

The Company presents sales orders, invoiced sales, estimated backlog and sales-channel mix to provide additional context on demand and operating trends alongside its U.S. GAAP financial results. Management uses these metrics to evaluate operating performance and support strategic decisions. These metrics are not substitutes for recognized net sales and may differ from similarly titled metrics used by other companies.

Sales orders represent the value of orders received and recorded during the applicable month. Invoiced sales reflect monthly invoicing before applying certain discounts. Estimated backlog is derived from sales orders and invoicing totals using a first-in, first-out allocation assumption, rather than an order-level analysis of fulfillment dates. These metrics are distinct from recognized net sales; conversion of sales orders and estimated backlog to revenue depend on fulfillment and satisfaction of applicable revenue-recognition requirements.

Operating cash use refers to net cash used in operating activities as presented in the Company’s preliminary condensed consolidated statement of cash flows prepared in accordance with U.S. GAAP. Inventory converted into sales and cash refers to the reduction in the Company’s inventory balance between June 30, 2026 and September 30, 2026. B2B and distribution mix reflects preliminary net sales to business and distribution customers as a percentage of total net sales, as classified by management. Operating cash use as a percentage of net sales is net cash used in operating activities divided by preliminary net sales for the same period.

The third-quarter financial information in this release is preliminary and unaudited, is based on management’s current close, remains subject to the completion of quarter-end review procedures, and may differ from the results to be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. Forward-looking statements in this release include expectations regarding operating cash flow, liquidity, reliance on equity or other external financing, progress toward operating cash flow breakeven, inventory conversion, order and backlog conversion, sales-channel mix, production volumes and gross margin. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; (iv) competition from other producers of similar products; (v) order cancellations or fulfillment delays, production constraints and working-capital requirements; (vi) the Company’s ability to continue converting inventory into sales and cash and to reduce operating cash use; and (vii) the availability of financing on acceptable terms. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances, except as required by applicable law.